June 18, 1997                                             Our File No. 20427160
                                                          ---------------------



Securities and Exchange Commission
Washington, D.C.
USA, 20549

Dear Sirs:

We consent to the inclusion in the registration statement on Form 10-SB of Minera Andes Inc. of our reports on our examinations of the financial statements of Minera Andes Inc. for the periods depicted in said registration statement. We also consent to the reference to us under the caption "Part F/S" in said registration statement.

Yours truly,

MacKay & Partners



Glenn Ohlhauser, C.A.